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                                                                     Exhibit 3.1
                                       1.

                            ARTICLES OF INCORPORATION
                                       OF
                           BOTETOURT BANKSHARES, INC.


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                            ARTICLES OF INCORPORATION
                                       OF
                           BOTETOURT BANKSHARES, INC.

     The undersigned, desiring to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia of 1950, as amended, sets forth the following:

                                    ARTICLE I

                                      NAME
                                      ----

     The name of the Corporation shall be Botetourt Bankshares, Inc.

                                   ARTICLE II

                                     POWERS
                                     ------

     The Corporation shall have the powers conferred upon corporations by Chapter 9 of Title 13.1, as amended, of the Code of Virginia and, therefore, the Corporation shall have the power to transact any business not prohibited by law or required to be stated herein.

                                   ARTICLE III

                               AUTHORIZED CAPITAL
                               ------------------

     The aggregate number of shares which the Corporation shall have authority to issue is 5,000 shares of common stock with a par value of $1.00 per share.


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                                   ARTICLE IV

                               REGISTERED OFFICE
                               -----------------

     The initial registered office of the Corporation shall be located in the City of Richmond, Virginia, and the post office address of the initial registered office of the Corporation is Two James Center, 1021 East Cary Street, Sixteenth Floor, Post Office Box 1320, Richmond, Virginia 23210-1320.

                                    ARTICLE V

                                REGISTERED AGENT
                                ----------------

     The name of the Corporation's initial registered agent is G. Andrew Nea, Jr., who is a resident of Virginia, and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office of the Corporation.

                                   ARTICLE VI

                                   DIRECTORS
                                   ---------

     The number of directors constituting the initial Board of Directors shall be nine (9), and the names and addresses of the individuals who are to serve as the initial directors are as follows:

           F. Wayne Graves               James C. Baber
           P. O. Box 515                 P. O. Box 595
           Buchanan, VA 24066            Buchanan, VA 24066

           Joyce R. KESSINGER            G. Lyn Hayth, III
           P. O. Box 206                 4230 Pippin Street
           Cloverdale, VA 24066          Roanoke, VA 24019


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           Gerald A. Marshall            Tommy L. Moore
           Rt. 2, Box 223P               3180 Brughs Mill Road
           Buchanan, VA 24066            Fincastle, VA 24090

           H. Watts Steger, III          F. Lindsey Stinnett
           P. O. Box 29                  Rt. 1, Box 28
           Buchanan, VA 24066            Buchanan, VA 24066

           Clifford E. Wells
           P. O. Box 422
           Buchanan, VA 24066

     GIVEN under my hand this         day of January, 1997.
                              -------

                                         INCORPORATOR:


                                         ---------------------------------------
                                         Wayne A. Whitham, Jr.

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